UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_____________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 12, 2005

GTECH Holdings Corporation

(Exact name of Registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-11250	05-0450121
(Commission file number)	(IRS Employer Identification Number)

55 Technology Way, West Greenwich, Rhode Island 02817

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 401-392-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 204.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 12, 2005, GTECH Brasil Ltda. (“GTECH Brazil”), the wholly-owned subsidiary of GTECH Holdings Corporation (the “Company”), entered into a new contract (the “New Contract”) with Caixa Economica Federal, the administrator of the National Lottery in Brazil (“CEF”).

The term of the New Contract commenced on May 15, 2005 upon termination of GTECH Brazil’s previous contract with CEF (the Agreement, dated May 26, 2000, between GTECH Brazil (as successor to RACIMEC Informatica Brasileira S.A.) and CEF, as amended, the “Previous Contract”) and is scheduled to terminate on May 14, 2006, or, if CEF exercises its option to extend the term of the New Contract to a later date, on such later date. It is contemplated that GTECH will continue to operate CEF’s lottery and financial transaction systems until a new system, which is being developed in-house by CEF, is installed and operational.

Under the terms of the New Contract, GTECH Brazil will continue to provide all of the service offerings that it provided under the Previous Contract. With respect to compensation payable to GTECH Brazil, the New Contract reflects a reduction in the rate of approximately 12 percent from the rate paid to GTECH Brazil under the Previous Contract.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, GTECH Holdings Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTECH HOLDINGS CORPORATION

By:	_/s/ Walter G. DeSocio_______________

Walter G. DeSocio

Senior Vice President, General Counsel,

and Secretary

Dated: May 17, 2005